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                                                                  EXHIBIT 3.2.12

             FIRST AMENDMENT TO AND RESTATEMENT OF CERTIFICATE OF
            LIMITED PARTNERSHIP OF KHC PARTNERS LIMITED PARTNERSHIP
       (NOW KNOWN AS HARBORSIDE HEALTHCARE ADVISORS LIMITED PARTNERSHIP)
       (Original Certificate of Limited Partnership filed June 4, 1987)

     This First Amendment to and Restatement of Certificate of Limited Partnership of KHC Partners Limited Partnership (the "Partnership") is being executed to amend and restate in its entirety, as hereinafter set forth, the Certificate of Limited Partnership of The Partnership originally filed on June 4, 1987 with the Secretary of State of the Commonwealth of Massachusetts.

     The information contained in various sections of the original Certificate of Limited Partnership referenced above is no longer accurate; however, this First Amendment to and Restatement of Certificate of Limited Partnership is intended to set forth completely only such information as is required to be provided by Section 8 of the Massachusetts Uniform Limited Partnership Act (G.L. ch. 109) (the "Act") as revised to date.

     1. The name of the Partnership is Harborside Healthcare Advisors Limited Partnership.

     2. The general character of the business intended to be transacted by the Partnership is to acquire, own, lease, invest in, improve, hold, encumber, sell, manage, maintain, operate, and otherwise deal with nursing homes, retirement homes, congregate care facilities, rehabilitation facilities, psychiatric facilities, substance abuse facilities, medical office buildings or other health care related commercial properties, and any equity interest of the partnership therein, whether direct or indirect, through nominees, joint ventures or otherwise (collectively "Facilities"), and real estate and personal property related thereto; to acquire, own, manage, sell, and otherwise deal with one or more entities which conducts activities within the scope of this paragraph; to act as an advisor and/or guarantor to real estate investment trust ("REITs") which primarily invest in guaranteed or insured mortgage backed securities, Facilities and real estate and personal property related thereto, or direct mortgages, by recommending investments and structuring the terms of such investments, managing the day-to-day affairs and/or acquisition and/or disposition of investments for the REIT, serving as the mortgagee of record for some or all of the REIT's mortgages, and/or managing the assets of the REIT; to be a general and/or limited partner in any other partnership which conducts activities within the scope of this paragraph; and to conduct any other business activity allowed under the Act.

     3. The address of the office of the Partnership at which shall be kept the records and partnership documents of the Partnership is to be:

               c/o The Krupp Companies
               470 Atlantic Avenue
               Boston, MA  02210

The Agent for service of process for the Partnership shall be:
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               David Moskowitz, Esq.
               c/o The Krupp Companies
               470 Atlantic Avenue
               Boston, MA  02210

     4.  The name and business address of the General Partner is as follows:

          General Partner               Address
          ---------------               -------
          KHI Corporation               c/o The Krupp Companies
                                        470 Atlantic Avenue
                                        Boston, MA  02210

     5. The latest date on which the Partnership will be dissolved and its affairs wound up is June 4, 2067, unless sooner dissolved in accordance with the provisions of the Act.

     IN WITNESS WHEREOF, the General Partner of said partnership has executed this First Amendment to and Restatement of Certificate of Limited Partnership this 25th day of October, 1991, under penalties of perjury.

                              General Partner
                              ---------------

                              KHI Corporation

                              By:  /s/ Stephen L. Guillard
                                   -----------------------------
                                     Its:  President

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                                    CONSENT
                                    -------

     The undersigned KHI Corporation, a Massachusetts corporation, in its capacity as general partner of Harborside Healthcare Limited Partnership, a Massachusetts limited partnership, hereby consents to the adoption and filing of the First Amendment to and Restatement of Certificate of Limited Partnership of KHC Partners Limited Partnership with the Secretary of State of the Commonwealth of Massachusetts this 25th day of October, 1991 for the purpose of changing the name of KHC Partners Limited Partnership to Harborside Healthcare Advisors Limited Partnership.

     Wherefore, the undersigned has executed this consent as of October 25th, 1991.

                              HARBORSIDE HEALTHCARE LIMITED
                                PARTNERSHIP

                              By:  KHI Corporation, its general partner

                              By:  /s/ Stephen L. Guillard
                                   ----------------------------
                                      Its:  President

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